Exhibit 99.1
RingCentral Announces Fourth Quarter 2021 Results
RingCentral Total ARR at $1.8 billion, up 39%
Mid-Market and Enterprise ARR surpasses $1 billion, up 52%
Belmont, Calif. – February 22, 2022 – RingCentral, Inc. (NYSE:RNG), a leading provider of global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2021.
Fourth Quarter Financial Highlights

•Total revenue increased 34% year over year to $448 million.
•Subscriptions revenue increased 37% year over year to $420 million.
•Annualized Exit Monthly Recurring Subscriptions (ARR) increased 39% year over year to $1.8 billion.
•RingCentral Office® ARR increased 41% year over year to $1.7 billion.
•Mid-market and Enterprise ARR increased 52% year over year to $1.1 billion.
"Fourth quarter results were outstanding, driven by continued momentum with upmarket customers and ramping contributions from our key partners," said Vlad Shmunis, RingCentral's founder, chairman and CEO. "Our commitment to innovation is driving a rapid pace of new, business-oriented capabilities across our RingCentral Message Video Phone and integrated cloud contact center solutions, and we’ve meaningfully expanded our differentiated market access with our newest exclusive strategic partner, Mitel. With a well-seasoned, proven team in place, we are uniquely positioned to lead this generational transformation to cloud-based communications in 2022 and beyond."
Financial Results for the Fourth Quarter 2021
•Revenue: Total revenue was $448 million for the fourth quarter of 2021, up from $335 million in the fourth quarter of 2020, representing 34% growth. Subscriptions revenue of $420 million increased 37% year over year and accounted for over 90% of total revenue.
•Operating Income (Loss): GAAP operating loss was ($103) million, compared to ($29) million in the same period last year, driven by higher share-based compensation, amortization of acquisition intangibles, and acquisition related and other matters. Non-GAAP operating income was $47 million, compared to $34 million in the same period last year.
•Net Income (Loss) Per Share: GAAP net loss per share was ($1.27), compared to ($0.02) in the same period last year, primarily driven by higher share-based compensation, amortization of acquisition intangibles, acquisition related and other matters, and lower mark-to-market gains associated with investments. Non-GAAP net income per diluted share was $0.39, compared to $0.29 per diluted share in the same period last year. The fourth quarters of 2021 and 2020 reflected a 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the fourth quarter of 2021 was $267 million. This compares to $345 million at the end of the third quarter of 2021. Our cash balance reflects a net cash outflow related to our strategic partnership with Mitel.
Financial Results for the Full Year 2021
•Revenue: Total revenue was $1.6 billion for 2021, up from $1.2 billion in 2020, representing 35% growth. Subscriptions revenue of $1.5 billion increased 36% and accounted for over 90% of total revenue.

•Operating Income (Loss): GAAP operating loss was ($302) million, compared to ($113) million in 2020, driven by higher share-based compensation, amortization of acquisition intangibles, and acquisition related and other matters. Non-GAAP operating income was $162 million, compared to $115 million in 2020.
•Net Income (Loss) Per Share: GAAP net loss per share was ($4.10), compared to ($0.94) in 2020, primarily driven by higher share-based compensation, amortization of acquisition intangibles, acquisition related and other matters, and mark-to-market losses associated with investments. Non-GAAP net income per diluted share was $1.34, compared to $0.98 per diluted share in 2020. 2021 and 2020 reflected a 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.
Additional Highlights
•Announced that Mo Katibeh joined the company as Chief Operating Officer. Katibeh, the former Chief Product Officer and Chief Marketing Officer for AT&T Business, is responsible for RingCentral’s products, sales, marketing, and customer experience. Katibeh has managed a portfolio of businesses with $36 billion in annual revenue and has managed a global workforce of 50,000.
•Announced a strategic partnership with Mitel, a global leader in business communications. As part of this agreement, RingCentral becomes Mitel's exclusive UCaaS partner for its customer base of over 35 million users. RingCentral also acquired differentiated CloudLink technology to enable a unique transition path from on-premise PBX to RingCentral's Message Video Phone (MVP) cloud communication platform.
•Announced ‘Vodafone Business UC with RingCentral,’ a powerful new communications platform that brings together RingCentral’s flagship offering RingCentral Message Video Phone™ (MVP™) with Vodafone’s mobility and 5G capabilities to give customers more choice, flexibility, and simplicity when it comes to workforce collaboration and remote working. Vodafone Business UC with RingCentral has now launched in the UK, Germany, Hong Kong, Italy, Portugal, Singapore, Spain, and Sweden.
•Announced expansion of the partnership with Deutsche Telekom to now include RingCentral Message Video Phone (MVP®). Combining Deutsche Telekom’s high quality access products, strong brand presence, and strength as a leading national network and service provider in Germany, with RingCentral’s deep UCaaS capabilities, gives customers in Germany a secure, reliable, and flexible business communications and collaboration solution.
•Announced a partnership with 1&1 Versatel, one of Germany's leading business-to-business providers of fiber gigabit connections and network-related services. As part of this partnership, 1&1 Versatel will offer customers a new co-branded cloud communications solution that is based on RingCentral's Message Video Phone platform.
•Announced new capabilities to enhance Microsoft Teams with RingCentral, including the option to choose between a direct routing solution or the RingCentral dialer integration for Microsoft Teams. RingCentral also announced that the RingCentral MVP™ platform is available via a new flexible bring your own carrier (BYOC) offering, which gives enterprises the choice in supplying their own telephony access.
•Announced that RingCentral's executive and investor relations leadership were named to Institutional Investor's prestigious 2022 All-America Executive Team. The team achieved the 'Most Honored' company distinction for the third consecutive year, and ranked first place in all categories across the software sector.
•Announced that RingCentral's Board of Directors authorized a share repurchase program under which RingCentral may repurchase up to $100 million of its outstanding Class A common stock.
Financial Outlook
Full Year 2022 Guidance:
•Total revenue range of $1.990 to $2.015 billion, representing annual growth of 25% to 26%.
•Subscriptions revenue range of $1.870 to $1.890 billion, representing annual growth of 26% to 28%.
•GAAP operating margin range of (21.7%) to (20.3%).
•Non-GAAP operating margin of 10.6%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS range of $1.69 to $1.72 based on 96 to 97 million fully diluted shares.

•Share-based compensation range of $450 to $470 million, amortization of acquisition intangibles of $173 million, and amortization of debt discount and issuance costs of $4 million.
First Quarter 2022 Guidance:
•Total revenue range of $455 to $459 million, representing annual growth of 29% to 30%.
•Subscriptions revenue range of $426 to $429 million, representing annual growth of 31% to 32%.
•GAAP operating margin range of (25.1%) to (23.7%).
•Non-GAAP operating margin of 9.2%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS of $0.34 based on 95 to 96 million fully diluted shares.
•Share-based compensation range of $107 to $112 million, amortization of acquisition intangibles of $44 million, and amortization of debt discount and issuance costs of $1 million.
For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2022, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the fourth quarter and fiscal year 2021 and outlook for the first quarter and fiscal year of 2022.
•When: February 22, 2022 at 2:00PM PT (5:00PM ET).
•Dial-in: To access the call in the United States, please dial (888) 349-0093, and for international callers, dial (412) 317-5201. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: RingCentral Q4 2021 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on March 1, 2022, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 10163673.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com/.
About RingCentral
RingCentral, Inc. (NYSE: RNG) is a leading provider of business cloud communications and contact center solutions based on its powerful Message Video Phone™  (MVP®) global platform. More flexible and cost effective than legacy on-premises PBX and video conferencing systems that it replaces, RingCentral empowers modern mobile and distributed workforces to communicate, collaborate, and connect via any mode, any device, and any location. RingCentral offers three key products in its portfolio including RingCentral MVP™, a Unified Communications as a Service (UCaaS) platform including team messaging, video meetings, and cloud phone system; RingCentral Video®,  the company’s video meetings solution with team messaging that enables Smart Video Meetings™; and RingCentral cloud Contact Center solutions. RingCentral’s open platform integrates with leading third-party business applications and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.

© 2022 RingCentral, Inc. All rights reserved. RingCentral, Message Video Phone, MVP, RingCentral MVP, RingCentral Video, RingCentral Contact Center, Smart Video Meetings, and the RingCentral logo are trademarks of RingCentral, Inc.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, our ability to execute and lead in the UCaaS digital transformation market, and our expectations around the demand for our products, expected benefits of our product offerings, anticipated success of our partnerships and strategic relationships, the growth of the markets in which we compete, expectations regarding our share repurchase program. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: the future effects of the COVID-19 pandemic; our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral Office®, RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, and acquisition related and other matters including transaction costs, integration costs, restructuring costs, acquisition-related retention payments, as well as changes in the fair value of contingent consideration obligations and certain litigation related costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, intercompany remeasurement gains or losses, acquisition related and other matters, amortization of acquisition intangibles, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, gain (loss) associated with investments, loss on early extinguishment of debt, tax benefit from release of valuation allowance, and the related income tax effect of these adjustments.

Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.
Non-GAAP net cash provided by (used in) operating activities is defined as net cash provided by (used in) operating activities plus cash paid for repayments of convertible senior notes attributable to debt discount and cash paid for strategic partnerships. Non-GAAP free cash flow is defined as Non-GAAP net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow provide useful measure for period-to-period comparisons of our business.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions, channel Office partner annualized exit monthly recurring subscriptions, direct and partner Office annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office® and RingCentral customer engagement solutions customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We calculate channel Office annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions generated from channel partners are included. We calculate direct and partners Office annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions not generated from channel partners are included. We define dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:
Ryan Goodman, RingCentral
(650) 918-5356
Ryan.Goodman@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
(650) 562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$267,162	$639,853
Accounts receivable, net	232,842	176,034
Deferred and prepaid sales commission costs	102,572	63,726
Prepaid expenses and other current assets	48,165	46,516
Total current assets	650,741	926,129
Property and equipment, net	166,910	142,208
Operating lease right-of-use assets	47,294	51,115
Long-term investments	210,445	213,176
Deferred and prepaid sales commission costs, non-current	723,448	667,779
Goodwill	55,490	57,313
Acquired intangibles, net	716,606	118,313
Other assets	8,105	8,564
Total assets	$2,579,039	$2,184,597
Liabilities, Temporary Equity, and Stockholders' Equity
Current liabilities
Accounts payable	$70,022	$54,043
Accrued liabilities	279,798	210,654
Current portion of convertible senior notes, net	—	31,148
Deferred revenue	176,450	142,223
Total current liabilities	526,270	438,068
Convertible senior notes, net	1,398,489	1,375,320
Operating lease liabilities	31,812	38,722
Other long-term liabilities	84,052	20,241
Total liabilities	2,040,623	1,872,351

Temporary equity
Convertible senior notes	—	3,787
Series A convertible preferred stock	199,449	—

Stockholders' equity
Common stock	9	9
Additional paid-in capital	1,086,870	673,950
Accumulated other comprehensive income	644	6,806
Accumulated deficit	(748,556)	(372,306)
Total stockholders' equity	$338,967	$308,459
Total liabilities, temporary equity and stockholders' equity	$2,579,039	$2,184,597

TABLE 2
RINGCENTRAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Subscriptions	$420,214	$306,495	$1,482,080	$1,086,276
Other	28,282	28,041	112,674	97,381
Total revenues	448,496	334,536	1,594,754	1,183,657
Cost of revenues
Subscriptions	109,229	67,305	345,948	236,990
Other	26,787	23,907	102,421	86,617
Total cost of revenues	136,016	91,212	448,369	323,607
Gross profit	312,480	243,324	1,146,385	860,050
Operating expenses
Research and development	86,781	56,574	309,739	189,484
Sales and marketing	246,398	161,842	854,156	583,773
General and administrative	82,560	53,651	284,276	200,032
Total operating expenses	415,739	272,067	1,448,171	973,289
Loss from operations	(103,259)	(28,743)	(301,786)	(113,239)
Other income (expense), net
Interest expense	(16,185)	(16,501)	(64,382)	(49,281)
Other income (expense)	2,188	43,548	(7,554)	80,458
Other income (expense), net	(13,997)	27,047	(71,936)	31,177
Loss before income taxes	(117,256)	(1,696)	(373,722)	(82,062)
Provision for (benefit from) income taxes	1,101	131	2,528	934
Net loss	$(118,357)	$(1,827)	$(376,250)	$(82,996)
Net loss per common share
Basic and diluted	$(1.27)	$(0.02)	$(4.10)	$(0.94)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	93,297	89,951	91,738	88,684

TABLE 3
RINGCENTRAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(376,250)	$(82,996)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	125,292	75,612
Share-based compensation	357,965	189,600
Amortization of deferred and prepaid sales commission costs	74,165	47,207
Amortization of debt discount and issuance costs	64,063	49,031
Loss on early extinguishment of debt	1,736	13,284
Repayment of convertible senior notes attributable to debt discount	(10,131)	(35,020)
Reduction of operating lease right-of-use assets	18,025	15,712
Unrealized loss (gain) on investments	14,611	(80,988)
Provision for bad debt	8,132	5,936
Other	809	(2,941)
Changes in assets and liabilities:
Accounts receivable	(64,940)	(51,980)
Deferred and prepaid sales commission costs	(178,358)	(274,908)
Prepaid expenses and other assets	9,111	(20,612)
Accounts payable	17,852	21,916
Accrued and other liabilities	74,517	76,467
Deferred revenue	34,227	34,851
Operating lease liabilities	(18,675)	(15,362)
Net cash provided by (used in) operating activities	152,151	(35,191)
Cash flows from investing activities
Purchases of property and equipment	(28,959)	(43,618)
Capitalized internal-use software	(43,692)	(38,113)
Purchases of intangible assets	(312,298)	(25,955)
Purchases of long-term investments	(11,880)	—
Net cash used in investing activities	(396,829)	(107,686)
Cash flows from financing activities
Proceeds from series A convertible preferred stock, net of issuance costs	199,449	—
Proceeds from issuance of convertible senior notes, net of issuance costs	—	1,627,177
Payments for repurchase or redemption of convertible senior notes	(333,632)	(1,086,268)
Payments for capped calls and transaction costs	—	(102,695)
Proceeds from issuance of stock in connection with stock plans	36,721	41,230
Payments for taxes related to net share settlement of equity awards	(21,549)	(36,717)
Repayment of financing obligations	(4,160)	(1,489)
Payment for contingent consideration for business acquisition	(3,880)	(3,648)
Net cash provided by (used in) financing activities	(127,051)	437,590
Effect of exchange rate changes	(962)	1,534
Net increase (decrease) in cash, cash equivalents, and restricted cash	(372,691)	296,247
Cash, cash equivalents, and restricted cash
Beginning of year	639,853	343,606
End of year	$267,162	$639,853

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Subscriptions	$420,214	$306,495	$1,482,080	$1,086,276
Other	28,282	28,041	112,674	97,381
Total revenues	448,496	334,536	1,594,754	1,183,657
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	109,229	67,305	345,948	236,990
Share-based compensation	(6,656)	(2,831)	(22,824)	(10,454)
Amortization of acquisition intangibles	(29,944)	(9,105)	(62,562)	(32,055)
Non-GAAP Subscriptions cost of revenues	72,629	55,369	260,562	194,481

GAAP Other cost of revenues	26,787	23,907	102,421	86,617
Share-based compensation	(2,320)	(1,025)	(8,726)	(3,821)
Amortization of acquisition intangibles	(12)	—	(16)	—
Non-GAAP Other cost of revenues	24,455	22,882	93,679	82,796
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.7%	81.9%	82.4%	82.1%
Non-GAAP Other	13.5%	18.4%	16.9%	15.0%
Non-GAAP Gross profit	78.4%	76.6%	77.8%	76.6%
Operating expenses reconciliation
GAAP Research and development	86,781	56,574	309,739	189,484
Share-based compensation	(25,046)	(11,365)	(87,854)	(39,283)
Non-GAAP Research and development	61,735	45,209	221,885	150,201
As a % of total revenues non-GAAP	13.8%	13.5%	13.9%	12.7%

GAAP Sales and marketing	246,398	161,842	854,156	583,773
Share-based compensation	(40,918)	(19,075)	(145,289)	(64,240)
Amortization of acquisition intangibles	(946)	(962)	(3,846)	(3,781)
Acquisition related and other matters	—	—	—	4
Non-GAAP Sales and marketing	204,534	141,805	705,021	515,756
As a % of total revenues non-GAAP	45.6%	42.4%	44.2%	43.6%

GAAP General and administrative	82,560	53,651	284,276	200,032
Share-based compensation	(31,822)	(17,894)	(112,277)	(71,802)
Acquisition related and other matters	(12,866)	(244)	(20,508)	(2,820)
Non-GAAP General and administrative	37,872	35,513	151,491	125,410
As a % of total revenues non-GAAP	8.4%	10.6%	9.5%	10.6%
Income (loss) from operations reconciliation
GAAP loss from operations	(103,259)	(28,743)	(301,786)	(113,239)
Share-based compensation	106,762	52,190	376,970	189,600
Amortization of acquisition intangibles	30,902	10,067	66,424	35,836
Acquisition related and other matters	12,866	244	20,508	2,816
Non-GAAP Income from operations	47,271	33,758	162,116	115,013
Non-GAAP Operating margin	10.5%	10.1%	10.2%	9.7%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss) income reconciliation
GAAP net loss	$(118,357)	$(1,827)	$(376,250)	$(82,996)
Share-based compensation	106,762	52,190	376,970	189,600
Amortization of acquisition intangibles	30,902	10,067	66,424	35,836
Acquisition related and other matters	12,866	244	20,508	2,816
Amortization of debt discount and issuance costs	16,083	16,418	64,063	49,031
Loss (gain) associated with investments	(2,744)	(41,683)	3,457	(89,488)
Loss on early extinguishment of debt	—	961	1,736	13,284
Intercompany remeasurement loss (gain)	658	(2,050)	2,167	(1,634)
Income tax expense effects	(9,535)	(7,621)	(33,833)	(25,478)
Non-GAAP net income	$36,635	$26,699	$125,242	$90,971
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	93,297	89,951	91,738	88,684
Effect of dilutive securities	1,220	2,845	1,649	4,144
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	94,517	92,796	93,387	92,828

Diluted net (loss) income per share
GAAP net loss per share	$(1.27)	$(0.02)	$(4.10)	$(0.94)
Non-GAAP net income per share	$0.39	$0.29	$1.34	$0.98

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Year Ended December 31,
	2021	2020
Net cash provided by (used in) operating activities	$152,151	$(35,191)
Strategic partnerships	—	141,584
Repayment of convertible senior notes attributable to debt discount	10,131	35,020
Non-GAAP net cash provided by operating activities	162,282	141,413
Purchases of property and equipment	(28,959)	(43,618)
Capitalized internal-use software	(43,692)	(38,113)
Non-GAAP free cash flow	$89,631	$59,682

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q1 2022		FY 2022
	Low Range	High Range	Low Range	High Range
GAAP revenues	455.0	459.0	1,990.0	2,015.0

GAAP loss from operations	(114.1)	(108.8)	(432.1)	(409.4)
GAAP operating margin	(25.1%)	(23.7%)	(21.7%)	(20.3%)
Share-based compensation	112.0	107.0	470.0	450.0
Amortization of acquisition intangibles	44.0	44.0	173.0	173.0
Acquisition related and other matters	—	—	—	—
Non-GAAP income from operations	41.9	42.2	210.9	213.6
Non-GAAP operating margin	9.2%	9.2%	10.6%	10.6%